Exhibit 99.1

Burke & Herbert Financial Services Corp. and LINKBANCORP, Inc. Announce Receipt of Shareholder Approval for Merger

March 25, 2026 ALEXANDRIA, VA and CAMP HILL, PA /GLOBE NEWSWIRE/ -- Burke & Herbert Financial Services Corp. ("Burke & Herbert") (Nasdaq: BHRB) and LINKBANCORP, Inc. (“LINK”) (Nasdaq: LNKB) today announced that at special meetings of their respective shareholders held on March 25, 2026, Burke & Herbert and LINK shareholders approved the merger of LINK with and into Burke & Herbert, with Burke & Herbert as the continuing corporation pursuant to the Agreement and Plan of Merger, dated as of December 18, 2025, by and between Burke & Herbert and LINK. The closing of the proposed merger remains subject to regulatory approvals and certain other customary closing conditions.

About Burke & Herbert

Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.

About LINK

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, and Virginia through 24 client solutions centers. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Burke & Herbert and LINK regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts. Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction. Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert and LINK do not assume any duty, and do not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert and LINK. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and LINK and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and LINK; the outcome of any legal proceedings that may be instituted against Burke & Herbert or LINK; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Burke & Herbert and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and LINK do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate LINK’s operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s and LINK’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Burke & Herbert and LINK; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Burke & Herbert’s and LINK’s Form 10-K for the year ended December 31, 2025, and other reports Burke & Herbert and LINK file with the SEC.